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                                                                  Exhibit 23
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                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83160 and 33-06565) of Zoltek Companies, Inc. of our report dated December 28, 2001 relating to the consolidated financial statements of Zoltek Companies, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report dated December 28, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri
December 28, 2001